Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus of Scudder High-Yield Fund Class A, B, C and I and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information of Scudder High-Yield Series Class A, B, C and I included in Post-Effective Amendment No. 42 to the Registration Statement (Form N-1A, No. 2-60330) of Scudder High-Yield Series.

We also consent to the incorporation by reference into the Statement of Additional Information of Scudder High-Yield Fund Class A, B, C and I of our report dated November 16, 2001 with respect to the financial statements and financial highlights of the Scudder High-Yield Fund, included in the September 30, 2001 annual report.



                                                        /s/Ernst & Young
                                                        --------------------
                                                        Ernst & Young LLP


Boston, Massachusetts
January 30, 2002